UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 10, 2010
JAVELIN PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-32949 (Commission File Number)	88-0471759 (I.R.S. Employer Identification No.)
125 CambridgePark Drive, Cambridge, Massachusetts 02140
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 349-4500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
     On December 18, 2009, Javelin Pharmaceuticals, Inc. (“Javelin”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Myriad Pharmaceuticals, Inc. (“MPI”), MPI Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of MPI (“MPI Merger Sub”), and a representative of the stockholders of Javelin, pursuant to which MPI Merger Sub will be merged with and into Javelin (the “Merger”), with Javelin continuing after the Merger as the surviving corporation and a wholly owned subsidiary of MPI. Concurrently and in connection with the execution of the Merger Agreement, Javelin, Innovative Drug Delivery Systems, Inc., a Delaware corporation and a wholly owned subsidiary of Javelin (“IDDS”), and MPI entered into a Loan and Security Agreement (the “Loan Agreement”), pursuant to which MPI agreed to loan Javelin up to $6.0 million to fund Javelin’s operations prior to the closing of the Merger. On March 10, 2010, Javelin, IDDS and MPI entered into the First Amendment to the Loan Agreement (the “Amendment”), pursuant to which the amount available to Javelin was increased by $2.5 million (the “Additional Funds”), $2.0 million of which can be accessed by Javelin after March 31, 2010 and up to $500,000 of which may only be used by Javelin to fund certain specified commercial initiatives and activities with respect to Dyloject. Any Additional Funds advanced are subject to the same terms and repayment obligations as other loans advanced under the Loan Agreement, provided, however, that any Additional Funds used for the specified Dyloject commercial initiatives and activities are only repayable if the Merger Agreement is terminated under certain circumstances.
     The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) The following exhibit is filed with this report:

Exhibit No.	Description
10.1
First Amendment, dated March 10, 2010, to the Loan and Security Agreement, dated as of December 18, 2009, by and among Myriad Pharmaceuticals, Inc., Javelin Pharmaceuticals, Inc., and Innovative Drug Delivery Systems, Inc.

IMPORTANT ADDITIONAL INFORMATION AVAILABLE
     In connection with the proposed Merger of MPI and Javelin, on February 12, 2010, MPI filed with the SEC a registration statement on Form S-4 (File No. 333-164890) (the “S-4”). A preliminary joint proxy statement/prospectus of MPI and Javelin was included in the S-4 and copies of the final joint proxy statement/prospectus will be mailed to stockholders of Javelin and MPI prior to special meetings of stockholders to be held to vote on the proposed Merger and other proposals. Investors and security holders are urged to read the S-4 and the joint proxy statement/prospectus (including all amendments and supplements thereto) and the other relevant materials because they contain important information about Javelin, MPI and the proposed transactions. The S-4, joint proxy statement/prospectus and other relevant materials, and any and all documents filed by Javelin with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Javelin by directing a written request to Javelin Pharmaceuticals, Inc., 125 CambridgePark Drive, Cambridge, MA 02140, Attention: Investor Relations and by MPI by directing a written request to Myriad Pharmaceuticals, Inc., 305 Chipeta Way, Salt Lake City, Utah 84108, Attention: Investor Relations. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS CAREFULLY BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTIONS.
     Javelin, MPI and their respective executive officers and directors and other persons may be deemed to be participants in the solicitation of proxies from the stockholders of Javelin and MPI in connection with the proposed Merger. Information regarding Javelin’s directors and executive officers is available in its annual report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 8, 2010. Information about the executive officers and directors of MPI and their ownership of MPI common stock is set forth in MPI’s annual report on Form 10-K for the year ended June 30, 2009, filed with the SEC on September 28, 2009. Certain directors and executive officers of Javelin may have direct or indirect interests in the Merger due to securities holdings, pre-existing or future indemnification arrangements and rights to severance payments if their employment is terminated prior to or following the Merger. If and to the extent that any of the Javelin and MPI participants will receive any additional benefits in connection with the Merger, the details of those benefits will be described in the final joint proxy statement/prospectus relating to the Merger. Investors and security holders may obtain additional information regarding the direct and indirect interests of Javelin, MPI and their respective executive officers and directors in the Merger by reading the final joint proxy statement/prospectus regarding the Merger when it becomes available.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Javelin Pharmaceuticals, Inc.
Date: March 10, 2010	By:	/s/ Martin J. Driscoll
		Name:	Martin J. Driscoll
		Title:	Chief Executive Officer

EXHIBIT LIST

Exhibit 10.1
First Amendment, dated March 10, 2010, to the Loan and Security Agreement, dated as of December 18, 2009, by and among Myriad Pharmaceuticals, Inc., Javelin Pharmaceuticals, Inc., and Innovative Drug Delivery Systems, Inc.